UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE
THE SECURITIES ACT OF 1933
Rio Tinto Limited
ABN 96 004 458 404
(Exact name of registrant as specified in its charter)

Australia (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)
120 Collins Street
Melbourne, Victoria 3000,
Australia
(Address of principal executive offices)
Rio Tinto Limited
Share Savings Plan 2004
(Full title of plans)
Shannon Crompton
Corporate Secretary
Rio Tinto Services Inc
80 State Street
Albany
New York, 12207-2543
(Name and address of agent for service)
(801) 583-6707
(Telephone number, including area code, for agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class	Amount	maximum	maximum	Amount of
of securities	to be	offering price	aggregate	registration
to be registered	registered(1)	per share(2)	offering price	fee
Rio Tinto Limited ordinary shares	50,000	US$51.11	US$861,457	US$33.85

(1)	The amount of ordinary shares being registered is based upon the participation of U.S. participants in the Rio Tinto Limited Share Savings Plan (“Plan”) and an estimate of participation of U.S. participants during the next five years.

(2)	In accordance with Rule 457(h) and Rule 457(c) under the Securities Act, the maximum offering price has been calculated on the basis of, in respect of previous Plan participation elections, the weighted average market price of Rio Tinto Limited shares quoted on the Australian Securities Exchange at the time of election (A$34.61), and, in respect of future Plan participation elections, the average high and low prices of such shares quoted on the Australian Securities Exchange on 8 December 2008 (A$32.08). The proposed maximum aggregate offering price of A$1,336,213 has been translated into U.S. dollars at the noon buying rate as posted by the Federal Reserve Bank of New York on 8 December 2008 of A$0.6644 per US$1.00.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS
Explanatory note:
As permitted by Rule 428 under the Securities Act of 1933, as amended, this registration statement omits the information specified in Part I of Form S-8. We will deliver the documents containing the information specified in Part I to the participants in the plans covered by this registration statement as required by Rule 428(b). We are not filing these documents with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended.
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The reports listed below have been filed with or furnished to the Commission by Rio Tinto Limited, and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:
(a)	Rio Tinto’s Annual Report on Form 20-F for the financial year ended 31 December 2007.

(b)	Rio Tinto’s reports on Form 6-K filed on 15 April 2008 for the financial year ended 31 December 2008 and 2 September 2008 for the financial year ending 31 December 2008.
In addition, all filings on Form 20-F filed by Rio Tinto Limited pursuant to the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of the distribution contemplated hereby are incorporated by reference in this Registration Statement from the date of filing such documents or reports. Also, to the extent designated therein, Reports on Form 6-K filed or furnished by the Rio Tinto Limited after the date hereof and prior to the termination of the distribution contemplated hereby are incorporated by reference in this Registration Statement from the date of filing or furnishing such documents or reports.
All documents subsequently filed by Rio Tinto Limited pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of the post-elective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
The description of Rio Tinto Limited’s ordinary shares is hereby incorporated by reference to such description contained in Rio Tinto’s Limited’s Form 6-K filed on 5 June 2007.
Item 5. Interests of Named Experts and Counsel
None.

Item 6. Indemnification of Directors and Officers
Rio Tinto Limited
Rule 144 Indemnity, of Rio Tinto Limited’s Constitution provides:
“(1) The Company shall indemnify each officer of the Company and each officer of each wholly owned subsidiary of the Company out of the assets of the Company to the relevant extent against any liability incurred by the officer in the conduct of the business of the Company or in the conduct of the business of such wholly owned subsidiary of the Company (as the case may be) or in the actual or purported execution or discharge of the duties of the officer.
(2) To the extent permitted by law, the Company may pay amounts by way of premium in respect of any contract effecting insurance on behalf or in respect of an officer or employee of any relevant company, including (without limitation) insurance against liability incurred by the officer or employee in the conduct of the business of the relevant company or in the actual or purported execution or discharge of the duties of the officer or employee.
(3) In this Rule:
(a) “officer” means:
(i) a director, secretary or executive officer, or
(ii) a person appointed as a trustee by, or acting as a trustee at the express request of, the Company or a wholly owned subsidiary of the Company.
(b) “duties” includes duties and powers arising by reason of, or otherwise in connection with the appointment or nomination of the person by the Company or any relevant company to any other corporation.
(c) “liability” means all costs, charges, losses, damages, expenses, penalties and liabilities.
(d) “to the relevant extent” means:
(i) to the extent the Company is not precluded by law from doing so;
(ii) where the liability is incurred in the conduct of the business of another corporation or in the discharge of the duties of the officer in relation to another corporation, to the extent and for the amount that the officer is not entitled to be indemnified and is not actually indemnified out of the assets of that corporation; and
(iii) to the extent and for the amount that the officer is not otherwise entitled to be indemnified and is not otherwise actually indemnified.
(e) “relevant company” means the Company, any holding company of the Company, any body (whether or not incorporated) in which the Company or such holding company (or any predecessors of the Company or such holding company of the Company) has or had any interest (whether direct or indirect), any body that is in any way allied to or associated with the Company, and Rio Tinto plc and any of its subsidiaries.”
Section 199A(1) of the Corporations Act 2001 (Commonwealth) (the “Corporations Act”) provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.
Section 199A(2) of the Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:
•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order or compensation order under specified provisions of the Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.
Section 199A(2) does not apply to a liability for legal costs.
Section 199A(3) provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:
•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•	in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.
Section 199B of the Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:
•	conduct involving a wilful breach of any duty in relation to the company; or

•	a contravention of the officer’s duties under the Corporations Act not to improperly use their position or make improper use of information obtained as an officer
For the purpose of Sections 199A and 199B, an “officer” of a company includes:
•	a director or secretary of the company;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits
See index of Exhibits attached hereto.
Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events are arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect of the plan of distribution not previously disclosed in the registration statement what any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto to duly authorized in the city of London, United Kingdom, on 11 November 2008.
Rio Tinto Limited
(Registrant)
By /s/ Ben Mathews
Ben Mathews
Assistant Secretary
(Signature and Title)

POWER OF ATTORNEY
Each director and officer of Rio Tinto Limited whose signature appears below hereby constitutes and appoints Shannon Crompton, the agent for service named in the registration statement, and appoints each of Paul Skinner, Guy Elliott and Tom Albanese, to be his or her true and lawful attorney-in-fact and agent, for him or her, and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any amendments to this registration statement on Form S-8 necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in this registration statement as such attorney-in-fact deems appropriate, and any subsequent registration statement for the same offering that may be filed under Rule 462(b) under the Securities Act of 1933, as amended.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
For and on behalf of Rio Tinto Limited:

Signature	Title	Date

/s/ Paul Skinner
Paul Skinner	Chairman	November 2008

/s/ Tom Albanese
Tom Albanese	Chief executive	November 2008

/s/ Guy Elliott
Guy Elliott	Finance director	November 2008

/s/ Dick Evans
Dick Evans	Executive director	November 2008

/s/ Sir David Clementi
Sir David Clementi	Non executive director	November 2008

Vivienne Cox	Non executive director

Jan du Plessis Jan du Plessis	Non executive director	November 2008

/s/ Sir Rod Eddington
Sir Rod Eddington	Non executive director	November 2008

/s/ Michael Fitzpatrick
Michael Fitzpatrick	Non executive director	November 2008

Signature	Title	Date

Yves Fortier	Non executive director

Richard Goodmanson	Non executive director

Andrew Gould	Non executive director

Lord Kerr of Kinlochard	Non executive director

/s/ David Mayhew
David Mayhew	Non executive director	November 2008

Paul Tellier	Non executive director

/s/ Shannon Crompton
Shannon Crompton	Authorized Representative in the United States of America	12 December 2008

EXHIBITS
The following are filed at exhibits to this registration statement:
4.1	Constitution of Rio Tinto Limited (ACN 004 458 404) (as adopted by special resolution passed on 24 May 2000 and amended by special resolution on 18 April 2002, 29 April 2005, 27 April 2007 and 24 April 2008), incorporated herein by reference to Exhibit 4.2 to Rio Tinto plc’s and Rio Tinto Limited’s registration statement on Form S-8 filed as of same date (File No. 1-10533).

4.2	Rules of the Rio Tinto Limited Share Savings Plan.

5.1	Opinion of Mr Graham Reid, Chief Counsel, Rio Tinto Limited, as to the validity of the newly issued shares.

23.1	Consent of Independent Registered Public Accounting Firms to the incorporation of the audit report relating to the Rio Tinto Group by reference.

23.2	Consent of Independent Auditors to the incorporation of the audit report relating to Minera Escondida Limitada by reference.

24.	Power of Attorney (included on the signature page of this registration statement).